                                                                     Exhibit 10b
                                                                     -----------

                          SEVENTH AMENDMENT AND WAIVER
                          ----------------------------

          SEVENTH AMENDMENT AND WAIVER (this "Amendment"), dated as of May 28, 1999, among VIDEO UPDATE, INC., a Delaware corporation (the "Borrower"), the lending institutions party to the Credit Agreement referred to below (the "Banks") and PARIBAS, as Agent (in such capacity, the "Agent"). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Borrower, the Banks and the Agent are parties to a Credit Agreement, dated as of March 6, 1998 (as amended, modified or supplemented to, but not including, the date hereof, the "Credit Agreement"); and

          WHEREAS, subject to and on the terms and conditions set forth in this Amendment, the parties hereto wish to amend the Credit Agreement and the Banks wish to grant certain waivers to the Credit Agreement, in each case as herein provided;

          NOW, THEREFORE, it is agreed:

III.  Amendments to Credit Agreement.
      ------------------------------

          1. Section 1.01 of the Credit Agreement is hereby amended by inserting the following clause (g) immediately following clause (f) of said
Section:

          "(g) Subject to and upon the terms and conditions set forth herein, each Bank with a C Term Loan Commitment severally agrees to make a term loan (each, a "C Term Loan" and, collectively, the "C Term Loans") to the Borrower, which C Term Loans (i) shall be incurred by the Borrower pursuant to a single drawing on the C Term Loan Borrowing Date for the purposes described in Section 7.08(e), (ii) shall be made and maintained as Fixed Rate Loans and (iii) shall not exceed for any Bank, in initial aggregate principal amount for the C Term Loans being made by such Bank that amount which equals the C Term Loan Commitment of such Bank as in effect on the C Term Loan Borrowing Date (before giving effect to any reductions thereto on such date pursuant to Section 3.03(h)(i) but after giving effect to any reductions thereto on or prior to such date pursuant to Section 3.03(h)(ii)). Once repaid, C Term Loans incurred here may not be reborrowed."

          2. Section 1.02 of the Credit Agreement is hereby amended by inserting the phrase "and more than one Borrowing of Fixed Rate Loans" immediately following the phrase "Eurodollar Loans" appearing in said Section.

          3. Section 1.03(a) of the Credit Agreement is hereby amended by (i) inserting the text "and Fixed Rate Loans" immediately following the text "each Borrowing of Base Rate Loans" appearing in said Section and (ii) inserting the phrase ", C Term Loans" immediately following the phrase "B Term Loans" appearing in said Section.

          4. Section 1.05(a) of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (iv) of said Section and inserting a comma in lieu thereof and (ii) inserting the following new clause
(vi) immediately after clause (v) appearing in said Section:

     "and (vi) if C Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-6, with blanks appropriately completed in conformity herewith (each, a "C Term Note" and, collectively, the "C Term Notes").".

          5.  Section 1.05 of the Credit Agreement is hereby further amended by
(i) redesignating clause (g) thereof as clause (h) and (ii) inserting the following new clause (g) immediately following clause (f) thereof:

          "(g) The C Term Note issued to each Bank with a C Term Loan Commitment shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and its registered assigns and be dated the Seventh Amendment Effective Date, (iii) be in a stated principal amount equal to the C Term Loan Commitment of such Bank on the Seventh Amendment Effective Date (or, in the case of any C Term Note issued after the Seventh Amendment Effective Date, the greater of the C Term Loan Commitment of such Bank on the date of issuance thereof or the outstanding principal amount of the C Term Loan of such Bank on the date of issuance thereof) and be payable in the principal amount of the C Term Loan evidenced thereby, (iv) mature on the C Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Fixed Rate Loans evidenced thereby, (vi) be subject to voluntary repayment as provided in
     Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the Guaranties and be secured by the Security Documents."

          6. Section 1.06 of the Credit Agreement is hereby amended by (i) inserting the text "and Fixed Rate Loans" immediately following the text "other than Swingline Loans" appearing in said Section and (ii) deleting the text "the other Type of Loan" appearing in said Section and inserting the text "another Type of Loan (other than a Fixed Rate Loan)" in lieu thereof.

          7. Section 1.07 of the Credit Agreement is hereby amended by inserting the phrase ", C Term Loan Commitments," immediately following the phrase "B Term Loan Commitments," appearing in said Section.

          8. Section 1.08 of the Credit Agreement is hereby amended by (i) inserting the phrase "and each Fixed Rate Loan" immediately following the phrase "each Base Rate Loan" appearing in clause (d) of said Section, and (ii) inserting the following clause (g) immediately following clause (f) of said
Section:

          "(g) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Fixed Rate Loan made to it from the date of the Borrowing thereof until the maturity thereof (whether by acceleration or otherwise) at a rate per annum equal to twelve percent."

          9. Section 1.12 of the Credit Agreement is hereby amended by (i) deleting clause (c) of Section 1.12(i) of the Credit Agreement in its entirety and inserting the text "(c) the outstanding Term Loans and Term Loan Commitments of any Tranche of Term Loans, the outstanding Term Loans and/or Term Loan Commitments of the respective Tranche or Tranches of Term Loans" in lieu thereof, (ii) deleting the third parenthetical appearing in Section 1.12(i) in its entirety and inserting the text "(except for the replacement of only the outstanding Term Loans and/or Term Loan Commitments of one or more Tranches of Term Loans or Capital Expenditure Loans of the respective Bank)" in lieu thereof, (iii) deleting clause (IV) of Section 1.12(i) in its entirety and inserting the text "(IV) Term Loans and/or Term Loan Commitments of one or more Tranches of Term Loans, the outstanding Term Loans and/or Term Loan Commitments of the respective Tranche or Tranches of Term Loans of the Replaced Bank" in lieu thereof, (iv) deleting the text "of only the outstanding Term Loans of one or both Tranches of Term Loans," in each place said text appears in Section 1.12(i) and inserting the text "of only the outstanding Term Loans and/or Term Loan Commitments of one or more Tranches of Term Loans," in lieu thereof and (v) deleting the text "(of one or both Tranches of Term Loans)" appearing in the last sentence of said Section in its entirety and inserting the text "and/or Term Loan Commitments of one or more Tranches of Term Loans" in lieu thereof.

          10. Section 3.01(a) of the Credit Agreement is hereby amended by inserting the text ", a C Term Loan Commitment" immediately following the text "a Revolving Loan Commitment" appearing in said Section.

          11. Section 3.02(a) of the Credit Agreement is hereby amended by inserting the following sentence at the end of said Section: "The Borrower shall have no right to terminate the Total C Term Loan Commitment, in whole or in part, pursuant to this Section 3.02(a).".

          12. Section 3.02(b) of the Credit Agreement is hereby amended by (i) inserting the text "subject to obtaining the consents required by Section 13.12(b)," immediately following the text "the Borrower shall have the right," appearing in said Section, (ii) inserting the text ", the C Term Loan Commitment" immediately after the text "terminate all of the Capital Expenditure Loan Commitment" appearing in said Section and (iii) inserting the text ", a C Term Loan Commitment" immediately following the text "has a Revolving Loan Commitment" appearing in said Section.

          13. Section 3.03 of the Credit Agreement is hereby amended by (i) inserting the text "in effect on the Effective Date" immediately after the text "with such a Commitment)" appearing in clause (a) of said Section, (ii) redesignating clause (h) of said Section as clause (i) thereof and inserting the text "the Total C Term Loan Commitment," immediately after the text "the Total B Term Loan Commitment," in each place such text appears in said clause (i) of such Section (as so redesignated) and (iii) inserting the following new clause (h) immediately after clause (g) appearing in said Section:

          "(h) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total C Term Loan Commitment (and the C Term Loan Commitment of each Bank with such a Commitment) shall (i) terminate in its entirety (to the extent not theretofore terminated) on the C Term Loan Borrowing Date (after giving effect to the making of C Term Loans on such date) and (ii) prior to the termination of the Total C Term Loan Commitment as provided in clause (i) above, shall be reduced at the time any payment is required to be made on the principal amount of C Term Loans (or would be required to be made if C Term Loans were then outstanding) pursuant to Section 4.02(B)(a), by the amount equal to the maximum amount of C Term Loans that would be required to be repaid pursuant to said Section 4.02(B)(a) assuming that C Term Loans were outstanding in an aggregate principal amount equal to the Total C Term Loan Commitment.".

          14. Section 4.01(a) of the Credit Agreement is hereby amended by (i) inserting the text "C Term Loans," immediately following the text "B Term Loans," appearing in clause (i) of said Section, (ii) deleting clause (v) of said Section in its entirety and inserting the following new clause (v) in lieu thereof:

          "(v) each prepayment of A Term Loans, B Term Loans, C Term Loans or Capital Expenditure Loans pursuant to this Section 4.01 must consist of a prepayment of A Term Loans (in an amount equal to the A TL Percentage of such prepayment), B Term Loans (in an amount equal to the B TL Percentage of such prepayment), C Term Loans (in an amount equal to the C TL Percentage of such prepayment) and Capital Expenditure Loans (in an amount equal to the CapEx TL Percentage of such prepayment), provided, that prior to the Capital Expenditure Loan Conversion Date, a prepayment of Capital Expenditure Loans shall not be required to be accompanied by a prepayment of A Term Loans, B Term Loans and/or C Term Loans and a prepayment of A Term Loans, B Term Loans and/or C Term Loans shall not be required to be accompanied by a prepayment of Capital Expenditure Loans; and".

          15. Section 4.02(A)(b) of the Credit Agreement is hereby amended by deleting the table appearing in said Section in its entirety and inserting the following new table in lieu thereof:

          "Scheduled A Term Loan Repayment Date            Amount
           ------------------------------------            ------
               June [-], 1999                         $   308,815.50
               July 31, 1999                          $   154,407.75

               October 31, 1999                       $   154,407.75

               January 31, 2000                       $   154,407.75
               April 30, 2000                         $ 2,661,776.75
               July 31, 2000                          $ 3,750,000.00
               October 31, 2000                       $ 3,750,000.00

               January 31, 2001                       $ 3,750,000.00
               April 30, 2001                         $ 3,750,000.00
               July 31, 2001                          $ 4,125,000.00
               October 31, 2001                       $ 4,125,000.00

               January 31, 2002                       $ 4,125,000.00
               A Term Loan Maturity Date              $21,691,184.50".

          16. Section 4.02(B)(a) of the Credit Agreement is hereby amended by deleting said Section in its entirety and inserting in lieu thereof the following new Section 4.02(B)(a):

          "(a) Each mandatory repayment of Loans pursuant to Section 4.02(A)(e) through (h), inclusive, shall be applied:

               (i)  first, (A) prior to the Capital Expenditure Loan Conversion
                    -----
     Date, to prepay the principal of outstanding A Term Loans, B Term Loans and C Term Loans on a pro rata basis, with the A Term Facility to receive the A
                       --- ----
     TL Percentage, the B Term Facility to receive the B TL Percentage and the C Term Facility to receive the C TL Percentage, in each case of the total amount to be applied as a mandatory repayment of A Term Loans, B Term Loans and C Term Loans pursuant to this Section 4.02(B), and which prepayments of A Term Loans and B Term Loans shall be applied to reduce the then remaining Scheduled A Term Loan Repayments and Scheduled B Term Loan Repayments on a pro rata basis (based on the then remaining amounts of such Scheduled A
     --- ----
     Term Loan Repayments and Scheduled B Term Loan Repayments) and (B) after the Capital Expenditure Loan Conversion Date, to prepay the principal of outstanding A Term Loans, B Term Loans, C Term Loans and Capital Expenditure Loans on a pro rata basis, with the A Term Loan Facility to
                            --- ----
     receive the A TL Percentage, the B Term Loan Facility to receive the B TL Percentage, the C Term Facility to receive the C TL Percentage and the Capital Expenditure Loan Facility to receive the CapEx TL Percentage, in each case of the total amount to be applied as a mandatory repayment of A Term Loans, B Term Loans, C Term Loans and Capital Expenditure Loans pursuant to this Section 4.02(B), and which prepayments of such Term Loans and Capital Expenditure Loans shall be applied to reduce the then remaining Scheduled Repayments of the respective Tranche on a pro rata basis (based
                                                         --- ----
     on the then remaining amounts of such Scheduled Repayments);

               (ii) second, prior to the C Term Loan Commitment Termination Date, to reduce the Total C Term Loan Commitment (with a corresponding reduction to the C Term Loan Commitment of each Bank) (it being understood and agreed that the amount of such reduction shall be deemed to be an application of proceeds for purposes of this Section 4.02(B)(a)(ii) even though cash is not actually applied);

               (iii) third, prior to the Capital Expenditure Loan Conversion Date, to prepay the principal of outstanding Capital Expenditure Loans (with a corresponding reduction to the Total Capital Expenditure Loan Commitment);

               (iv) fourth, prior to the Capital Expenditure Loan Conversion Date, to reduce the Total Capital Expenditure Loan Commitment (with a corresponding reduction to the Capital Expenditure Loan Commitment of each
     Bank)(it being understood and agreed that the amount of such reduction shall be deemed to be an application of proceeds for purposes of this
     Section 4.02(B)(a)(iv) even through cash is not actually applied);

               (v) fifth, to prepay the principal of outstanding Swingline Loans (with a corresponding reduction to the Total Revolving Loan Commitment);

               (vi) sixth, to prepay the principal of outstanding Revolving Loans (with a corresponding reduction to the Total Revolving Loan Commitment);

               (vii) seventh, to cash collateralize Letter of Credit Outstandings by depositing cash in a letter of credit cash collateral account on terms satisfactory to the Agent in an amount equal to such Letter of Credit Outstandings (it being understood that the Total Revolving Loan Commitment shall be reduced by the amount of cash collateral required to be deposited by this clause (vii)); and

               (viii) eighth, to reduce the remaining (i.e., after giving effect to all prior reductions thereto, including, without limitation, to the reductions theretofore effected pursuant to the preceding clauses (v),
     (vi) and (vii)), Total Revolving Loan Commitment (it being understood and agreed that the amount of such reduction shall be deemed to be an application of proceeds for purposes of this Section 4.02(B)(a)(viii) even though cash is not actually applied).".

          17. Section 7.08 of the Credit Agreement is hereby amended by (i) deleting the text "Term Loans" appearing in clause (a) of said Section and inserting the text "A Term Loans and B Term Loans" in lieu thereof and (ii) inserting the following new clause (e) at the end of said Section:

          "(e) All proceeds of the C Term Loans incurred by the Borrower on the C Term Loan Borrowing Date shall be utilized to (i) make payment of the amounts set forth on Schedule XVI attached hereto, (ii) pay legal and consulting fees and expenses (including the fees and expenses of White & Case LLP, Brobeck Phleger & Harrison LLP and Arthur Andersen LLP) in an aggregate amount not to exceed $1,600,000.00 and (iii) pay trade debt and other ordinary course working capital expenditures of the Borrower and its Subsidiaries."

          18. Section 7 of the Credit Agreement is hereby further amended by
(i) inserting the text "(a)" immediately prior to the text "The updated schedules" appearing in Section 7.30 of said Section, (ii) inserting the following new clause (b) at the end of Section 7.30:

          "(b) The updated schedules to the Credit Documents delivered pursuant to Section 5(xi) of Part II of the Seventh Amendment are true and correct in all material respects as of the Seventh Amendment Effective Date and accurately present in all material respects all information which was originally required to be scheduled pursuant to the relevant Credit Document on the Initial Borrowing Date, but modified to reflect the addition of any Credit Parties, and any changes thereto which occurred, after the Initial Borrowing Date and on or prior to the Seventh Amendment Effective Date."

and (iii) inserting the following new Section 7.31 at the end of said Section:

          "7.31  Special Representations and Warranties in Connection with the
                 -------------------------------------------------------------
     Seventh Amendment.  (a) Financial Condition.  (I) The Banks have been
     -----------------       -------------------
     furnished with (i) an audited consolidated balance sheet of the Borrower as of April 30, 1998, and a related audited consolidated statement of income and cash flows for the 12 month period ended on such date (the "April `98 Audited Financial Statements"), copies of which are annexed hereto as part of Schedule XVII, and (ii) an unaudited consolidated balance sheet of the Borrower as of January 31, 1999, and a related unaudited consolidated statement of income and cash flows for the 3 and 9 month periods ended on such date (the "January '99 Unaudited Financial Statements"), copies of which are annexed hereto as part of Schedule XVII. The April '98 Audited Financial Statements were prepared in accordance with GAAP, consistently applied, have been audited by accountants to the Borrower and its Subsidiaries, and fairly present the financial position, results of operations and cash flows of the Borrower and its Subsidiaries as of the dates and for the periods reflected thereon. The January '99 Unaudited Financial Statements were prepared in accordance with GAAP, consistently applied, and fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries as of the dates and for the periods reflected thereon, subject to normal, recurring year-end adjustments that will not be material in amount, except as specifically described on Schedule XVII.

          (II) Since January 31, 1999, and except as set forth in Schedule
     XVIII hereof, there has not been: (i) any incurrence or imposition of any Lien on any of the assets of the Borrower or any Subsidiary or any other material change in the condition (financial or otherwise) of their respective assets, liabilities or business, except for Permitted Liens and except for changes in the ordinary course of business; (ii) any damage, destruction or loss (whether or not covered by insurance) adversely affecting in any material respect the business or the operations, financial condition, results of operations, assets or prospects of the Borrower or any Subsidiary; (iii) any change in the accounting methods or practices followed by the Borrower or any Subsidiary, including without limitation any change in its policies relating to capitalization of fixed assets, bad debts, inventories or expenses, any change in depreciation or amortization policies heretofore adopted by the Borrower or any Subsidiary or any revaluation by the Borrower or any Subsidiary of any of their respective assets; (iv) any acquisition, transfer, conveyance, sale, lease, abandonment or other disposition involving any material assets or rights of the Borrower or any Subsidiary other than in the ordinary course of business; (v) any termination, amendment, modification or waiver of, or any breaches, violations or defaults (whether or not cured or waived) by any party under any material contract; (vi) any forgiveness, waiver or agreement to extend repayment of any Indebtedness or other obligation owed to the Borrower or any Subsidiary; (vii) any disposition or lapse of any rights to the use of any intellectual property owned or used by the Borrower or any Subsidiary;
     (viii) any written or oral contract outside of the ordinary course of business with any Affiliate of the Borrower; (ix) any issue, purchase or redemption of any shares of stock of the Borrower or its Subsidiaries (including any security convertible or exchangeable into stock), or issue, grant or creation of any option or right to acquire any such stock; (x) any liability, obligation or any contract entered into (including, without limitation, liabilities, obligations or contracts relating to any borrowing or capital expenditure) which provides for performance on the part of the Borrower or any Subsidiary, the value of which in the aggregate exceeds $250,000; (xi) any negotiations or contracts to accomplish any of the items described in the preceding clauses (i) through (x); or (xii) any material adverse change in the assets, business, profits, or financial condition of the Borrower or any Subsidiary.

          (III) Except as and to the extent set forth in the January '99 Unaudited Financial Statements or Schedule XVIII, neither the Borrower nor any of its Subsidiaries has any material debts, liabilities or obligations of any nature (whether accrued, absolute, contingent, liquidated, unliquidated, matured, unmatured or otherwise) other than debts, liabilities and obligations incurred in the ordinary course of business consistent with prior practice.

          (b)  Termination of Contracts, etc.  During the 12 month period prior
               ------------------------------
     to the Seventh Amendment Effective Date, except as disclosed on updated
     Schedule X delivered pursuant to Part II, Section 5(xi) of the Seventh Amendment, neither the Borrower nor its Subsidiaries has received any notice of termination of any material contract, lease, or other agreement or suffered any material damage, destruction, or loss, (whether covered by insurance).

          (c)  Disclosure.  No (i) representation or warranty of the Borrower or
               ----------
     any Subsidiary to the Banks contained in this Agreement, the other Credit Documents, or any other document, certificate, or written statement furnished to the Banks by or on behalf of the Borrower or any Subsidiary in connection with the transactions contemplated by this Agreement and the Seventh Amendment (including the warrant agreement executed in connection therewith but excluding the AA Review and the Kagan Study), when taken as a whole, (ii) statement contained in the PPM, when taken as a whole, except that the representations and warranties contained in this clause (ii) shall not apply to statements in or omissions from the PPM made in reliance upon and in conformity with information relating to the Banks furnished to the Borrower in writing by the Banks expressly for use therein, or (iii) statement contained in any filing made by the Borrower with the SEC on or after April 30, 1998, taking each such SEC filing as a whole, in each case contains an untrue statement of a material fact or omits to state a material fact (known to any such Person in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. The financial projections that have been delivered to the Banks as part of the PPM were prepared in good faith, there is a reasonable basis for such projections, and such projections represent the Borrower's good faith best estimates of its and its Subsidiaries' future performance.

          (d)  Debt Instruments.    Schedule XIX attached hereto contains a
               -----------------
     complete list of all loan agreements, promissory notes, letters of credit, security agreements, or other financing documents (other than trade accounts payable) to which the Borrower or any of its Subsidiaries is a party as the debtor, account party, guarantor, or co-obligor, as the case may be, or by which the Borrower or any of its Subsidiaries or any of their assets (including equipment subject to any equipment lease), is bound, in each case, in respect of amounts owing of $250,000, or more, together with a description of the salient terms thereof. True and complete copies of each such agreement, document or instrument, as amended and as in effect on the Seventh Amendment Effective Date, have been delivered to the Banks making C Term Loans on the C Term Loan Borrowing Date on or before the Seventh Amendment Effective Date. After giving effect to the Seventh Amendment, there are no existing defaults by the Borrower or its Subsidiaries under or with respect to any such debt instrument set forth on
     Schedule XIX and no event has occurred with respect thereto which (whether with notice, lapse of time, or both, or the happening or occurrence of any other event) would constitute a default by the Borrower or its Subsidiaries under or with respect to any such debt instrument.

          (e)  Revenue-Sharing Agreements.  The Borrower has entered into
               --------------------------
     revenue-sharing agreements (the "Revenue-Sharing Agreements") with various motion picture production companies, studios, or distribution Affiliates thereof, as previously described to the Banks. Any written information previously delivered by the Borrower to the Banks with respect thereto is accurate in all material respects. With respect to each such Revenue-Sharing Agreement, (i) it is valid, legally binding and enforceable against the Borrower and, to the Borrower's knowledge, each other party thereto, in accordance with its terms, (ii) neither the Borrower nor any of its Subsidiaries, nor, to the Borrower's knowledge, any other party to such Revenue-Sharing Agreement, is in material breach thereof or material default thereunder, (iii) there does not exist any event that, with the giving of notice or the lapse of time or both, would constitute a material breach of or a material default under such Revenue-Sharing Agreement, and (iv) neither the Borrower nor any of its Subsidiaries has received or given notice of any such breach, default or event. To the Borrower's knowledge, after due inquiry, except as otherwise specifically disclosed in any written information previously delivered by the Borrower to the Banks with respect to the Revenue-Sharing Agreements, each Revenue-Sharing Agreement contains terms that, taken as a whole, are not materially less favorable to the Borrower than the respective revenue-sharing agreements currently in effect between such motion picture productions companies, studios, or distribution Affiliates thereof, on the one hand, and either Blockbuster Inc. or Hollywood Entertainment Corp., on the other.

          (f)  Rentrak Agreement.   Prior to the Seventh Amendment Effective
               -----------------
     Date, the Borrower provided to the Agent a complete and accurate copy of the agreement between Rentrak Corporation ("Rentrak"), the Borrower and Moovies entered into in or about March 1998 with respect to the resolution of the liabilities of Moovies to Rentrak in connection with the Merger. There are no other agreements with respect to such liabilities that have not been provided to the Agent. The Borrower has disclosed to the Agent and the Banks the pending litigation between the Borrower and Rentrak, including the counter-claims made therein, the Borrower has asserted and believes that all amounts due from Moovies or the Borrower or any Subsidiary pursuant to such agreement or otherwise have been paid in full, and there are no further amounts due from Moovies or the Borrower or any Subsidiary to Rentrak. Since the consummation of the Merger, neither the Borrower nor its Subsidiaries have purchased, leased or otherwise acquired any products or services from, or in any other way engaged in any material transaction with, Rentrak.

          (g)  Accounts Payable.  Subject to the disclosures concerning
               ----------------
     litigation and disputes of claims therein, the accounts payable aging schedules of the Borrower and its Subsidiaries provided to the Agent and the Banks prior to the Seventh Amendment Effective Date are complete and accurate in all material respects and accurately set forth the information purported to be contained therein concerning the respective amounts of the Borrower's and its Subsidiaries' consolidated accounts payable due for the periods indicated. As of May 31, 1999, except as set forth on Schedule XX, the Borrower's and its Subsidiaries' consolidated accounts payable did not exceed $27,250,000, which amount includes less than $500,000 owed to Ingram and does not include any amounts due under the Ingram Note.

     The accounts payable shown on the Borrower's and its Subsidiaries' consolidated balance sheets as of January 31, 1999, February 28, 1999, and March 31, 1999, and on the accounts payable aging schedule as of May 31, 1999 provided to the Agent and the Banks include all amounts claimed by Sight & Sound to have been owed by the Borrower and its Subsidiaries to Sight & Sound as of such respective dates, without deduction or offset for any cooperative advertising, rebates or volume discounts claimed by the Borrower and its Subsidiaries, and such amount included in the accounts payable on such aging schedule is $7,504,000. The Borrower and its Subsidiaries have asserted and currently believe are entitled to no less than $3,000,000 in cooperative advertising funds, rebates and volume discounts from Sight & Sound offsetting such account payable.

          19. Section 8.01(a) of the Credit Agreement is hereby amended by deleting said Section in its entirety and inserting a new Section 8.01(a) in lieu thereof:

          "(a) Monthly Reports.  Within 30 days after the end of each fiscal
               ---------------
     month other than the last such month of any fiscal quarter of the Borrower, the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such month and the related consolidated and consolidating statements of earnings, stockholders' equity and cash flows, in each case for such month and for the elapsed portion of the fiscal year ended with the last day of such month setting forth comparative figures for the corresponding month and elapsed portion of such fiscal year for the prior fiscal year and comparable budgeted figures for such period, and schedules detailing (u) earnings statement expense items, (v) all new lease commitments entered into, and new video stores opened, by the Borrower and its Subsidiaries during such month, (w) components of purchases of net videocassette and other rental inventory including tape purchases for existing stores, tape purchases for new stores and the book value of previously viewed tapes which have been sold by the Borrower and its Subsidiaries, (x) Capital Expenditures other than Maintenance Capital Expenditures, (y) Maintenance Capital Expenditures and (z) aggregate expenditures for new store merchandise inventory, all of which shall be certified by the chief financial officer or controller of the Borrower, subject to normal year-end audit adjustments."

          20.  Section 8.01 of the Credit Agreement is hereby further amended by
(i) redesignating clause (k) of said Section as clause (l) and (ii) inserting the following new clause (k) after clause (j) appearing in said Section:

          "(k) At the time of the delivery of the financial statements pursuant to Section 8.01(a), (w) a sales report for the Borrower and its Subsidiaries for the monthly period covered by such financial statements and for then current fiscal year of the Borrower through such monthly period, in total, by division, and showing "comparable store sales," including comparisons to the equivalent periods for the prior fiscal year of the Borrower and to the Borrower's budget; (x) a store-level sales and profit contribution report for the Borrower and its Subsidiaries, store by store, and by division, in each case before general corporate overhead; (y) a store opening and closing report for the Borrower and its Subsidiaries for the monthly period covered by such financial statements, with appropriate levels of detail as to cost and status; and
     (z) a report on the aging of the trade payables of the Borrower and its Subsidiaries; in each case, such reports to be in form and detail reasonably satisfactory to the Agent and the Required Banks."

          21. Section 8.21 of the Credit Agreement is hereby amended by deleting said Section in its entirety and inserting a new Section 8.21 in lieu thereof:

          "8.21  Forecasts, etc.  (a) On or prior to July 15, 1999, the Borrower
                 ---------------
     shall deliver to the Agent and each of the Banks a comprehensive forecast of the businesses of the Borrower and its Subsidiaries (reflecting anticipated store closings), which forecast shall be reviewed by Arthur Anderson LLP and be in form and substance satisfactory to the Agent and the Required Banks.

          (b) On or prior to August 15, 1999, (i) the Borrower shall, and shall have caused each of the other U.S. Credit Parties to, have duly authorized, executed and delivered a U.S. Concentration Account Consent Letter with a U.S. Concentration Account Bank or have transferred its cash management business to an existing U.S. Concentration Account Bank, in either case so to ensure compliance with Section 9.04 of the Credit Agreement and (ii) the Borrower shall have caused each of the Canadian Credit Parties to have duly authorized, executed and delivered a Canadian Concentration Account Consent Letter with the Canadian Concentration Account Bank and to have taken all such other actions as may be required to ensure compliance with Sections 8.18(ii) and 9.04.

          (c) The Borrower shall, and shall cause it Subsidiaries to, close no fewer than fifty (50) stores of the Borrower and its Subsidiaries in the aggregate prior to January 31, 2000, at an average cost per store closing not to exceed $100,000."

          22. Section 8 of the Credit Agreement is hereby further amended by inserting the following new Section 8.22 at the end of said Section:

          "8.22 Year 2000 Compliance.  The Borrower shall perform such acts as
                --------------------
     may be reasonably necessary to ensure that the Borrower and each of its Subsidiaries and any business in which the Borrower or its Subsidiaries owns a substantial interest become Year 2000 Compliant on or before September 30, 1999. Such acts shall include, without limitation, the Borrower's performance of a review and assessment of the material systems of the Borrower and its Subsidiaries. With respect to the Borrower, its Subsidiaries, and each of their customers, suppliers and vendors that are material to their business, the Borrower shall make a reasonable effort to
     (i) assess the risks posed to their business by the failure of any such Person to become Year 2000 Compliant within a reasonable period of time,
     (ii) make reasonable inquiries or other reasonable assessments of such Persons as to whether they will become Year 2000 Compliant within a reasonable period of time, and (iii) develop a plan for dealing with such Persons which do not become Year 2000 Compliant within a reasonable period of time. As used in this paragraph, "Year 2000 Compliant" shall mean, in regard to any Person, that all software, hardware, firmware, equipment, goods or systems material to the business operations or financial condition of such Person will properly perform date sensitive functions before, during, and after the year 2000. The Borrower shall, within 30 days after written request by the Agent, provide to the Banks a written report summarizing in reasonable detail the Borrower's actions to comply with this covenant and the results of such actions; provided, however, that neither
                                               --------  -------
     the Borrower nor any of its Subsidiaries shall be obligated to respond to more than two such requests per 6 month period.".

          23. Section 9.05 of the Credit Agreement is hereby amended by (I) redesignating sub-clauses (x), (y) and (z) appearing in clause (v) of said Section as clauses (w), (x) and (y), respectively, (II) deleting the text "and" appearing immediately following the text "(as reduced by any repayments of principal thereof)" and inserting a comma in lieu thereof, and (III) deleting the text "; and" appearing at the end of clause (v) of said Section and inserting the text "and (z) the ADVO Note in an aggregate principal amount not to exceed $355,397.07 (as reduced by any repayments of principal thereof);" in lieu thereof.

          24. Section 9.09 of the Credit Agreement is hereby amended by (i) deleting the date "November 1, 1998" appearing in the parenthetical in said Section and inserting the date "May 1, 1999" in lieu thereof, (ii) deleting the date "January 31, 1999" appearing in the parenthetical in said Section and inserting the date "July 31, 1999" in lieu thereof and (iii) deleting the table appearing in said Section in its entirety and inserting the following new table in lieu thereof:

          "July 31, 1999                   0.50:1.0
          October 31, 1999                 0.60:1.0
          January 31, 2000                 1.00:1.0
          April 30, 2000                   1.00:1.0
          July 31, 2000                    0.90:1.0
          October 31, 2000                 0.80:1.0
          January 31, 2001                 0.70:1.0
          April 30, 2001                   0.70:1.0
          July 31, 2001                    0.70:1.0
          October 31, 2001                 0.70:1.0
          January 31, 2002                 0.70:1.0
          April 30, 2002                   0.50:1.0
          July 31, 2002                    0.50:1.0
          October 31, 2002                 0.50:1.0
          January 31, 2003                 0.50:1.0
          April 30, 2003                   0.50:1.0".

          25. Section 9.10 of the Credit Agreement is hereby amended by (i) deleting the date "November 1, 1998" appearing in the parenthetical in said Section and inserting the date "May 1, 1999" in lieu thereof, (ii) deleting the date "January 31, 1999" appearing in the parenthetical in said Section and inserting the date "July 31, 1999" in lieu thereof and (iii) deleting the table appearing in said Section in its entirety and inserting the following new table in lieu thereof:

          "July 31, 1999                     1.00:1.0
          October 31, 1999                   1.00:1.0
          January 31, 2000                   1.50:1.0
          April 30, 2000                     1.50:1.0
          July 31, 2000                      1.70:1.0
          October 31, 2000                   1.80:1.0
          January 31, 2001                   1.90:1.0
          April 30, 2001                     2.10:1.0
          July 31, 2001                      2.20:1.0
          October 31, 2001                   2.30:1.0
          January 31, 2002                   2.50:1.0
          April 30, 2002                     3.00:1.0
          July 31, 2002                      3.50:1.0
          October 31, 2002                   4.20:1.0
          January 31, 2003                   5.40:1.0
          April 30, 2003                     5.50:1.0".

          26. Section 9.11 of the Credit Agreement is hereby amended by (i) deleting the date "November 1, 1998" appearing in the parenthetical in said Section and inserting the date "May 1, 1999" in lieu thereof, (ii) deleting the date "January 31, 1999" appearing in the parenthetical in said Section and inserting the date "July 31, 1999" in lieu thereof, (iii) deleting the text "Consolidated Indebtedness as at the end of any fiscal quarter ended on a date set forth below to" and inserting the text "(x) the remainder of Consolidated Indebtedness as at the end of any fiscal quarter ended on a date set forth below less the amount of cash of the Borrower and its Subsidiaries as reflected on the
----
balance sheet of the Borrower at the end of any fiscal quarter ended on a date set forth below to (y)" in lieu thereof and (iv) deleting the table appearing in said Section in its entirety and inserting the following new table in lieu thereof:

          "July 31, 1999                     10.50:1.0
          October 31, 1999                   10.50:1.0
          January 31, 2000                    6.25:1.0
          April 30, 2000                      6.25:1.0
          July 31, 2000                       5.25:1.0
          October 31, 2000                    4.75:1.0
          January 31, 2001                    4.50:1.0
          April 30, 2001                      4.00:1.0
          July 31, 2001                       3.75:1.0
          October 31, 2001                    3.50:1.0

          January 31, 2002                    3.25:1.0
          April 30, 2002                      2.00:1.0
          July 31, 2002                       1.75:1.0
          October 31, 2002                    1.50:1.0
          January 31, 2003                    1.25:1.0
          April 30, 2003                      1.00:1.0".

          27. Section 9.12 of the Credit Agreement is hereby amended by deleting said Section in its entirety and inserting the text "9.12 [Intentionally Deleted]" in lieu thereof.

          28. Section 9.13 of the Credit Agreement is hereby amended by deleting said Section in its entirety and inserting the text "9.13 [Intentionally Deleted]" in lieu thereof.

          29. Section 9.14 of the Credit Agreement is hereby amended by (i) deleting the date "November 1, 1998" appearing in the parenthetical in said Section and inserting the date "May 1, 1999" in lieu thereof, (ii) deleting the date "January 31, 1999" appearing in the parenthetical in said Section and inserting the date "July 31, 1999" in lieu thereof and (iii) deleting the table appearing in said Section in its entirety and inserting the following new table in lieu thereof:

          "July 31, 1999                     $ 5,500
          October 31, 1999                   $11,000
          January 31, 2000                   $27,500
          April 30, 2000                     $40,000
          July 31, 2000                      $45,000
          October 31, 2000                   $47,500
          January 31, 2001                   $47,500
          April 30, 2001                     $50,000
          July 31, 2001                      $50,000
          October 31, 2001                   $50,000
          January 31, 2002                   $50,000
          April 30, 2002                     $55,000
          July 31, 2002                      $55,000
          October 31, 2002                   $55,000
          January 31, 2003                   $55,000
          April 30, 2003                     $55,000".

          30. Section 9.15 of the Credit Agreement is hereby amended by (i) inserting the text "the ADVO Note, the Ingram Note, the Persona Note," immediately prior to the text "any Existing Indebtedness, the Moovies Seller Note," appearing in clause (i) of said Section, (ii) inserting the text "the ADVO Note, the Ingram Note, the Persona Note," immediately prior to the text "any Merger Document, the Existing Indebtedness," appearing in clause (ii) of said Section, (iii) deleting the word "or" appearing at the end of clause (vi) of said Section, and (iv) inserting the text ", the ADVO Note, the Ingram Note, the Persona Note" immediately after the text "any Permitted Earn-Out Debt" appearing in clause (vii) of said Section.

          31. The definition of "A TL Percentage" appearing in Section 11.01 of the Credit Agreement is hereby amended by inserting the phrase ", C Term Loans" immediately following the phrase "B Term Loans" appearing in said definition.

          32.  The definition of "Aggregate Unutilized Commitment" appearing in
Section 11.01 of the Credit Agreement is hereby amended by inserting the text "plus (iii) such Bank's Unutilized C Term Loan Commitment at such time" at the
 ----
end of said definition.

          33. The definition of "B TL Percentage" appearing in Section 11.01 of the Credit Agreement is hereby amended by inserting the phrase ", C Term Loans" immediately following the phrase "A Term Loans, B Term Loans" appearing in said definition.

          34. The definition of "Canadian Concentration Account Bank" appearing in Section 11.01 of the Credit Agreement is hereby amended by inserting the phrase "or The Bank of Nova Scotia" immediately after the text "Canadian Imperial Bank of Commerce" in each place such text appears in said definition.

          35.  The definition of "CapEx TL Percentage" appearing in Section
11.01 of the Credit Agreement is hereby amended by inserting the phrase ", C Term Loans" immediately following the phrase "B Term Loans" appearing in said definition.

          36. The definition of "Commitment" appearing in Section 11.01 of the Credit Agreement is hereby amended by inserting the phrase ", C Term Loan Commitment" immediately following the phrase "B Term Loan Commitment," appearing in said definition.

          37.  The definition of "Consolidated EBITDA" appearing in Section
11.01 of the Credit Agreement is hereby amended by (x) inserting the text "(i)" immediately following the text "adjusted by adding thereto" appearing in said definition and (y) inserting the text, "(ii) Initial Licensing Expenses to the extent same were deducted in determining Consolidated Net Income for such period and (iii) Revenue Sharing Expenses to the extent same were deducted in determining Consolidated Net Income for such period" immediately following the text "for such period" appearing in said definition.

          38.  The definition of "Consolidated Free Cash Flow" appearing in
Section 11.01 of the Credit Agreement is hereby amended by deleting each reference to "Net Tape Replacement Cash Expenditures" appearing in said definition and inserting the text "Free Cash Flow Adjustment" in lieu thereof.

          39.  The definition of "Eligible Transferee" appearing in Section
11.01 of the Credit Agreement is hereby amended by deleting the text "other than individuals," appearing in said definition.

          40. The definition of "Loan" appearing in Section 11.01 of the Credit Agreement is hereby amended by inserting the phrase "each C Term Loan," immediately following the phrase "each B Term Loan," appearing in said definition.

          41. The definition of "Maturity Date" appearing in Section 11.01 of the Credit Agreement is hereby amended by inserting the phrase "the C Term Loan Maturity Date," immediately following the phrase "B Term Loan Maturity Date," appearing in said definition.

          42. The definition of "Note" appearing in Section 11.01 of the Credit Agreement is hereby amended by inserting the phrase "each C Term Note," immediately following the phrase "each B Term Note," appearing in said definition.

          43. The definition of "Pro Forma Basis" appearing in Section 11.01 of the Credit Agreement is hereby amended by deleting each reference to "November 1, 1998" appearing in clause (iii) of said definition and inserting the date "May 1, 1999" in lieu thereof.

          44. The definition of "Required Banks" appearing in Section 11.01 of the Credit Agreement is hereby amended by (i) inserting the phrase "C Term Loans (or, if prior to the C Term Loan Commitment Termination Date, C Term Loan Commitments)," immediately after the phrase "B Term Loans," in the first place such phrase appears in said definition and (ii) inserting the phrase "C Term Loans (or, if prior to the C Term Loan Commitment Termination Date, the Total C Term Loan Commitment then in effect)" immediately after the phrase "B Term Loans," in the second place such phrase appears in said definition.

          45.  The definition of "Supermajority Banks" appearing in Section
11.01 of the Credit Agreement is hereby amended by (i) inserting the phrase "C Term Loans (or, if prior to the C Term Loan Commitment Termination Date, C Term Loan Commitments)," immediately following the phrase "B Term Loans," in the first place such phrase appears in said definition and (ii) inserting the phrase "C Term Loans (or, if prior to the C Term Loan Commitment Termination Date, the Total C Term Loan Commitment then in effect)" immediately after the phrase "B Term Loans," in the second place such phrase appears in said definition.

          46. The definition of "Tranche" appearing in Section 11.01 of the Credit Agreement is hereby amended by (i) deleting the word "five" appearing in said definition and inserting the word "six" in lieu thereof and (ii) inserting the phrase "C Term Loans," immediately following the phrase "B Term Loans," appearing in said definition.

          47. The definition of "Type" appearing in Section 11.01 of the Credit Agreement is hereby amended by (i) deleting the word "or" appearing in said definition and inserting a comma in lieu thereof and (ii) inserting the text "or a Fixed Rate Loan" immediately after the text "Eurodollar Loan" appearing in said definition.

          48.  The definition of "U.S. Concentration Account" appearing in
Section 11.01 of the Credit Agreement is hereby amended by inserting the phrase "or accounts" immediately after the text "the separate account" appearing in said definition.

          49.  The definition of "U.S. Concentration Account Bank" appearing in
Section 11.01 of the Credit Agreement is hereby amended by (i) deleting the text "Bank of America National Trust and Savings or" appearing in said definition and inserting the text ", collectively, Bank of America Trust and Savings," in lieu thereof, (ii) inserting the phrase

"and/or any other financial institution acceptable to the Agent" immediately after the text "Carolina First Bank" appearing in said definition and (iii) deleting the text "either such bank" appearing in said definition and inserting the text "any such financial institution" in lieu thereof.

          50. Section 11.01 of the Credit Agreement is hereby amended by (i) deleting the definitions of "Capital Expenditure Loan Conversion Date", "Consolidated Net Worth", "Net Tape Replacement Cash Expenditures", "Term Loan" and "Term Loan Commitment" appearing in said Section and (ii) inserting the following new definitions in said Section in appropriate alphabetical order:

          "AA Review" means that certain "Review of FY 1999 and FY 2000 Plans and Financial Projections" dated February, 1999, prepared by Arthur Andersen LLP, and a copy of which was attached as Exhibit A to the PPM.

          "ADVO Note" shall mean the six-month 12% subordinated promissory note issued by the Borrower in favor of ADVO, Inc., all of the terms of which shall be acceptable to the Agent and the Required Banks.

          "April '98 Audited Financial Statements" shall have the meaning provided in Section 7.31(a).

          "Capital Expenditure Loan Conversion Date" shall mean (i) for purposes of Section 4.02(A)(f) and the definition of Excess Cash Flow Stub Payment Period, the 24 month anniversary of the Initial Borrowing Date, (ii) for purposes of the table appearing in Section 4.02(A)(d), May 1, 2000 and
     (iii) for all other purposes under this Agreement, June 21, 1999.

          "C TL Percentage" shall mean, at any time, a fraction (expressed as a percentage), the numerator of which is equal to the aggregate principal amount of all C Term Loans outstanding at such time, and the denominator of which is equal to the aggregate principal amount of all A Term Loans, B Term Loans, C Term Loans and, after the Capital Expenditure Loan Conversion Date, Capital Expenditure Loans outstanding at such time.

          "C Term Loan" shall have the meaning provided in Section 1.01(g).

          "C Term Loan Borrowing Date" shall mean the date occurring prior to June 25, 1999 on which the C Term Loans are incurred.

          "C Term Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Schedule I directly below the column entitled "C Term Loan Commitment," as the same may be reduced or terminated pursuant to Section 3.02, 3.03, 4.02 and/or 10.

          "C Term Loan Commitment Termination Date" shall mean the date on which the Total C Term Loan Commitment is reduced to zero pursuant to Sections 3.03, 4.02 and/or 10.

          "C Term Loan Facility" shall mean the facility evidenced by the Total C Term Loan Commitment.

          "C Term Loan Maturity Date" shall mean June 24, 2006.

          "C Term Note" shall have the meaning provided in Section 1.05(a).

          "Fixed Rate Loan" shall mean each C Term Loan bearing interest as provided in Section 1.08(g).

          "Free Cash Flow Adjustment" shall mean, for any period, the sum of (i) the amount of expenditures made by the Borrower and its Subsidiaries to purchase videocassette and other rental inventory from movie and production studios pursuant to revenue sharing agreements during such period, (ii) the amount of expenditures made by the Borrower and its Subsidiaries to purchase videocassette and other rental inventory to the extent not otherwise included in clause (i) above during such period and (iii) Revenue Sharing Expenses incurred during such period.

          "Initial Licensing Expenses" shall mean, for any period, the amount of initial fees expensed by the Borrower and its Subsidiaries under revenue sharing agreements during such period.

          "January '99 Unaudited Financial Statements" shall have the meaning provided in Section 7.31(a).

          "Kagan Study" shall mean the study and materials prepared by Paul Kagan Associates, Inc., excerpts of which were attached to the PPM.

          "PPM" means the Confidential Private Placement Memorandum dated April, 1999, with respect to the Borrower that was previously submitted to the Banks making C Term Loans on the C Term Loan Borrowing Date (excluding the AA Review and the Kagan Study).

          "Rentrak" shall have the meaning provided in Section 7.31(f)

          "Required C Term Facility Banks" shall mean Banks the sum of whose outstanding C Term Loans (or, if prior to the C Term Loan Commitment Termination Date, C Term Loans Commitments) represent an amount greater than 50% of the sum of all outstanding C Term Loans (or, if prior to the C Term Loan Commitment Termination Date, the Total C Term Loan Commitment then in effect).

          "Revenue Sharing Agreements" shall have the meaning provided in
     Section 7.31(e).

          "Revenue Sharing Expenses" shall mean, for any period, the amount of revenue sharing percentages or per unit minimums expensed by the Borrower and its Subsidiaries under revenue sharing agreements during such period.

          "Seventh Amendment" shall mean the Seventh Amendment to this Agreement, dated as of May 28, 1999.

          "Seventh Amendment Effective Date" shall have the meaning provided in the Seventh Amendment.

          "Sight & Sound" shall mean Sight & Sound Distributors, Inc., a Delaware corporation.

          "Term Loan" shall mean each A Term Loan, each B Term Loan and each C Term Loan.

          "Term Loan Commitment" shall mean, with respect to each Bank, the sum of the A Term Loan Commitment, the B Term Loan Commitment and the C Term Loan Commitment of such Bank at such time.

          "Total C Term Loan Commitment" shall mean, at any time, the sum of the C Term Loan Commitments of each of the Banks.

          "Unutilized C Term Loan Commitment" for any Bank, at any time, shall mean the C Term Loan Commitment of such Bank at such time less the
                                                               ----
     aggregate principal amount of C Term Loans made by such Bank and then outstanding.

          51. Section 13.01 of the Credit Agreement is hereby amended by inserting the text "; or (f) any breach or inaccuracy of, or failure by the Borrower to comply with any representation, warranty, covenant or agreement of the Borrower contained in this Agreement, any other Credit Document or any Related Document (as defined in the Seventh Amendment)" immediately after the text "misconduct of any Indemnitee" appearing at the end of said Section.

          52. Section 13.04(b) of the Credit Agreement is hereby amended by (i) inserting the text "(or, in the case of an assignment of C Term Loans, at least $100,000 of such C Term Loans)" immediately after the text "$5,000,000, of such Loans or Commitments and related outstanding Obligations hereunder" appearing in the first sentence of said Section, (ii) inserting the text "(which consent shall not be unreasonably withheld or delayed)" immediately following the text "with any assignment" appearing in clause (iii) of the proviso to the first sentence of said Section and (iii) inserting the text "(or, in the case of an assignment of C Term Loans, $1,500)" immediately after the text "$3,000" appearing in clause (iv) of the proviso to said Section.

          53. Section 13 of the Credit Agreement is hereby further amended by inserting the following new Section 13.17 immediately after Section 13.16 appearing therein:

                 "13.17  Agreement for Benefit of Banks Making C Term Loans and
                         ------------------------------------------------------
     Holding Capital Expenditure Loans. To induce the Banks with C Term Loan
     ---------------------------------
     Commitments to make the C Term Loans on the C Term Loan Borrowing Date and the Banks holding Capital Expenditure Loans to execute and deliver the Seventh Amendment, and for the benefit of such Banks and their successors and assigns, each Bank which executes the Seventh Amendment agrees for itself, and its successors and assigns, that such Bank (including for this purpose its successors and assigns) will not in the future agree (i) without the consent of the Required C Term Facility Banks at such time, to any amendment, modification or waiver to Section 4.01(v) or 4.02(B)(a)(i) or (ii) or this Section 13.17 or the definitions of A TL Percentage, B TL Percentage, C TL Percentage or CapEx TL Percentage to the extent that, in any such case, such amendment, modification or waiver would alter the application of prepayments or repayments as between A Term Loans, B Term Loans, C Term Loans and Capital Expenditure Loans in a manner adverse to the C Term Loans, (ii) without the consent of the Required C Term Facility Banks at such time, to any amendment or modification to any Scheduled Repayment which would require all or any portion of such Scheduled Repayment to be paid prior to the scheduled date of repayment therefor as provided in this Agreement (as in effect on the Seventh Amendment Effective
     Date), except to the extent that any such amendment or modification requires a mandatory repayment of C Term Loans on each such earlier date of scheduled repayment in an amount equal to the C TL Percentage of the amount of each such foreshortened Scheduled Repayment, (iii) without the consent of the Required C Term Facility Banks at such time, to any amendment, modification, waiver or consent to any other provision of the Credit Agreement or the other Credit Documents to the extent that, in any such case, such amendment, modification, waiver or consent would have a materially disproportionate adverse effect on the Banks holding C Term Loans vis-a-vis the other Banks holding Revolving Loans, Capital Expenditure Loans, A Term Loans or B Term Loans, as the case may be (it being understood, for purposes of clarification, that any amendment, consent or waiver fee payable in connection with a proposed amendment, consent or waiver may be paid on a non-ratable basis to the extent such fee is payable to all Banks (i.e., Banks with Obligations under each Tranche)
                              ----
     which approve same on the basis of their respective Commitments and/or outstanding Loans), (iv) during the period commencing on the Seventh Amendment Effective Date and ending on the B Term Loan Maturity Date, to any amendment, waiver, modification, consent or supplement to this Agreement or the other Credit Documents which by its terms shall be effective for any period after (but not before) the B Term Loan Maturity Date and (v) without the consent of each Bank with outstanding Capital Expenditure Loans, amend, modify or waive the definition of Capital Expenditure Loan Conversion Date."

          54. Schedule I to the Credit Agreement is hereby amended by deleting same in its entirety and inserting in lieu thereof the new Schedule I as it appears as attached hereto.

          55. The Credit Agreement is hereby amended by adding new Schedules XVI, XVII, XVIII, XIX and XX thereto in the forms of Schedule XVI, XVII, XVIII, XIX, and XX, respectively, as attached hereto.

          56. The Credit Agreement is hereby further amended by inserting a new Exhibit B-6 thereto in the form of Exhibit B-6 attached hereto.

          57. Exhibit A-1 to the Credit Agreement is hereby amended by (i) inserting the text "[C Term Loans]" immediately following the text "[B Term Loans]" appearing in clause (iii) of said Exhibit, (ii) inserting the text "[Fixed Rate Loans]" immediately following the text "[Eurodollar Loans]" appearing in clause (iv) of said Exhibit and (iii) inserting the text "Fixed Rate Loans may only be incurred in connection with a Proposed Borrowing of C Term Loans." at the end of footnote 2 appearing in said Exhibit.

          58. Exhibit K to the Credit Agreement is hereby amended by deleting such Exhibit K in its entirety and by inserting in lieu thereof a new Exhibit K in the form of Exhibit K attached hereto.

          59. Each of the Credit Parties, on its own behalf and on behalf of its successors and assigns, hereby waives, releases and discharges the Agent and each Bank and all of the affiliates of the Agent and each Bank, and all of the directors, officers, employees, attorneys and agents of the Agent, each Bank and such affiliates, from any and all claims, demands, actions or causes of action (known and unknown) arising out of or in any way relating to the Credit Documents and any documents, agreements, dealings or other matters connected with the Credit Documents, in each case to the extent arising (x) on or prior to the Seventh Amendment Effective Date or (y) out of, or relating to, actions, dealings or matters occurring on or prior to the Seventh Amendment Effective Date. The waivers, releases, and discharges in this Section 58 shall be effective regardless of whether the conditions to this Amendment are satisfied and regardless of any other event that may occur or not occur after the Seventh Amendment Effective Date.

          60. Notwithstanding anything to the contrary contained in the Credit Agreement, (i) the Agent and the Banks hereby waive any Default or Event of Default that may arise under the Credit Agreement as a result of the non-compliance by the Borrower with Sections 9.09, 9.10, 9.11 and 9.14 of the Credit Agreement and any other financial covenant contained in the Credit Agreement for the period from and after the Seventh Amendment Effective Date to but excluding September 15, 1999 and (ii) the Agent and the Banks hereby waive on the Seventh Amendment Effective Date any Default or Event of Default that may exist under the Credit Agreement on and as of the Seventh Amendment Effective Date immediately prior to giving effect to the Seventh Amendment.

          61. Each Bank hereby represents and warrants that it has not relied upon, and will not rely on, the AA Review, or any information, analysis, or conclusions contained therein, in connection with its decision to make C Term Loans, its decision to enter into this Amendment, or otherwise in connection with the transactions contemplated by the Credit Agreement and this Amendment.

          62. The Agent and the Banks hereby waive the requirement contained in clause (ii) of the second paragraph of the Side Letter, dated as of March 11, 1999, between the Borrower and the Agent, that the Borrower obtain the Additional Junior Financing referred to therein, it being understood and agreed, however, that the provisions of the third paragraph of said Side Letter remain applicable and in full force and effect.

II.  Miscellaneous.
     -------------

          1. In order to induce the Banks to enter into this Amendment, the Borrower hereby makes each of the representations, warranties and agreements contained in Section 7 of the Credit Agreement, in each case on the Seventh Amendment Effective Date, both before and after giving effect to this Amendment.

          2. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

          3. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent.

          4. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          5. This Amendment shall become effective on the date (the "Seventh Amendment Effective Date") when the following conditions have been met to the satisfaction of the Agent, the Required Banks (determined immediately after the occurrence of the Seventh Amendment Effective Date) and each Bank with a Tranche C Term Loan Commitment:

          (i) the Agent shall have received for the account of each Bank with a C Term Loan Commitment, the appropriate C Term Note in the amount, maturity and as otherwise provided in this Amendment and Section 1.05 of the Credit Agreement;

          (ii) the Agent shall have received from each Credit Party certified copies of resolutions of the Board of Directors of such Credit Party with respect to the matters set forth in this Amendment and such resolutions shall be satisfactory to the Agent;

          (iii) each Bank with a C Term Loan Commitment (each, a "C Term Loan Bank") shall have received true and correct copies of the Certificate of Incorporation and By-laws of the Borrower, certified as such by appropriate officer of the Borrower, and each of such documents shall be in form and substance satisfactory to the C Term Loan Banks;

          (iv) the Agent (on behalf of the Banks) shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring down facsimiles, if any, which the Agent or any Bank may have requested in connection with the transactions contemplated by this Amendment, such documents and papers where appropriate to be certified by proper corporate or governmental authorities;

          (v) there shall have been delivered to each C Term Loan Bank true and correct copies of the Credit Documents, certified as such by an appropriate officer of the Borrower;

          (vi) the Agent shall have received from Gadsby & Hannah LLP, special counsel to the U.S. Credit Parties, an opinion addressed to the Agent, the Collateral Agent and each of the Banks and dated the Seventh Amendment Effective Date, which opinion shall be in form and substance satisfactory to the Agent and the Required Banks;

          (vii) the Banks shall have received a solvency certificate meeting the requirements of Section 5.14(i) of the Credit Agreement, except that such certificate shall be dated the Seventh Amendment Effective Date and shall be modified (to the satisfaction of the Agent) to provide that such certificate is being furnished after giving effect to this Amendment and the incurrence of C Term Loans;

          (viii) the Agent shall have received a certificate, dated the Seventh Amendment Effective Date and signed on behalf of the Borrower by the President or any Vice President of the Borrower, stating all of the conditions in clauses (ii), (iii), (iv) and
      (v) of this Part II, Section 5 and Sections 6.01, 6.03, and 6.04 of the Credit Agreement have been satisfied on such date;

          (ix) the Agent and each of the Banks which have consented to this Seventh Amendment shall have received true and correct copies of all warrants, warrant documents and registration rights agreements entered into by the Borrower and the Banks in connection with the Seventh Amendment (collectively, the "Related Documents"), certified as such by an officer of the Borrower, and all terms and conditions of the Related Documents shall be in form and substance satisfactory to the Agent and the Banks;

          (x) the Borrower shall have paid to the Agent and the Banks all costs, fees and expenses (including, without limitation, the fees and expenses of White & Case LLP, Brobeck, Phleger & Harrison LLP and Arthur Anderson LLP) payable to the Agent and the Banks to the extent then due;

          (xi) the Borrower shall have delivered updated Schedules VIII, X and XV to the Credit Agreement, in each case modified to reflect the addition of any Credit Parties and any changes thereto which occurred after the Initial Borrowing Date and on or prior to the Seventh Amendment Effective Date; and

          (xii) each of the Borrower, the Banks constituting the Required Banks (determined immediately prior to the occurrence of the Seventh Amendment Effective Date), each of the Banks with outstanding A Term Loans, each of the Banks with C Term Loan Commitments aggregating $10,500,000 and the Required Capital Expenditure Facility Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered (including by way of facsimile transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York,
     New York 10036 Attention: David Kizner (facsimile number
     212-354-8113).

          6. By executing and delivering a copy hereof, each Credit Party hereby agrees that all Loans (including, without limitation, the C Term Loans) shall be fully guaranteed pursuant to the Subsidiaries Guaranty in accordance with the terms and provisions thereof and shall be (and are) fully secured pursuant to the Security Documents.

          7. From and after the Seventh Amendment Effective Date, all references to the Credit Agreement in the Credit Agreement and each of the other Credit Documents shall be deemed to be references to the Credit Agreement as modified hereby.

                            *          *          *

                                  COMMITMENTS
                                  -----------

                                                           Capital
                   A Term      B Term        C Term      Expenditure    Revolving
                    Loan        Loan          Loan          Loan          Loan
     Bank        Commitment  Commitment    Commitment    Commitment    Commitment        Total
     ----        ----------  ----------    ----------    -----------   ----------        -----
Paribas               0           0            0             0              0              0

Merrill Lynch         0           0            0             0              0              0
Senior
Floating Rate
Fund, Inc.

Merrill Lynch         0           0            0             0              0              0
Prime Rate

                                                                    Capital
                   A Term      B Term           C Term            Expenditure      Revolving
                    Loan        Loan             Loan                Loan            Loan
     Bank        Commitment  Commitment       Commitment          Commitment      Commitment           Total
     ----        ----------  ----------       ----------          -----------     ----------           -----
Portfolio

Jackson               0           0                     0              0        $1,175,000.00       $ 1,175,000.00
National Life
Insurance Co.
(PPM America,
Inc.)

Boeing Capital        0           0                     0              0                    0                    0
Corporation

Key Corporate         0           0                     0              0        $  400,000.00       $   400,000.00
Capital Inc.

Creditanstalt-        0           0                     0              0        $  925,000.00       $   925,000.00
Bankverein

The Bank of           0           0                     0              0        $  400,000.00       $   400,000.00
Nova Scotia

First Source          0           0                     0              0        $  925,000.00       $   925,000.00
Financial LLP

Carolina First        0           0                     0              0                    0                    0
Bank

Paribas               0           0                     0              0                    0                    0
Capital Funding

Fleet National        0           0                     0              0        $1,175,000.00       $ 1,175,000.00
Bank

U.S. Bancorp          0           0        $ 1,000,000.00              0                    0       $ 1,000,000.00
Libra

AIG Special           0           0        $   400,000.00              0                    0       $   400,000.00
Situations
Holding Fund
Ltd.

Ares Leveraged                             $   500,000.00                                           $   500,000.00
Investment
Fund, L.P.

Ares Leveraged        0           0        $ 1,000,000.00              0                    0       $ 1,000,000.00
Investment
Fund II, L.P.

Continental           0           0        $ 1,500,000.00              0                    0       $ 1,500,000.00
Casualty

                                                           Capital
                   A Term      B Term        C Term      Expenditure       Revolving
                    Loan        Loan          Loan          Loan             Loan
     Bank        Commitment  Commitment    Commitment    Commitment       Commitment        Total
     ----        ----------  ----------    ----------    -----------      ----------        -----
Company

The Jay               0           0      $   500,000.00       0                  0      $   500,000.00
Goldman Master
L.P.

The Ravich            0           0      $   500,000.00       0                  0      $   500,000.00
Children
Permanent Trust

The Ravich            0           0      $ 1,500,000.00       0                  0      $ 1,500,000.00
Revocable
Trust of 1989

Value                 0           0      $ 1,000,000.00       0                  0      $ 1,000,000.00
Partners, Ltd.

The                   0           0      $ 2,300,000.00       0                  0      $ 2,300,000.00
Progressive/
Windig Fund,
LLC

David and Lynn        0           0      $   300,000.00       0                  0      $   300,000.00
Young
                  --------    --------   --------------   --------   -------------      --------------

Totals:               0           0      $10,500,000.00       0      $5,000,000.00      $15,500,000.00
------

                                  C TERM NOTE
                                  -----------

$________________                                             New York, New York
                                                              ____________, ____

          FOR VALUE RECEIVED, VIDEO UPDATE, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of _________________________ (the "Bank") or its registered assigns, in lawful money of the United States of America in immediately available funds, at the office of Paribas (the "Agent") located at 787 Seventh Avenue, New York, New York 10019, on the C Term Loan Maturity Date (as defined in the Agreement referred to below) the principal sum of _______________ DOLLARS ($____________) or, if less, the then unpaid principal amount of all C Term Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

          The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement referred to below.

          This Note is one of the C Term Notes referred to in the Credit Agreement, dated as of March 6, 1998, among the Borrower, the financial institutions from time to time party thereto (including the Bank) and the Agent (as amended, modified or supplemented from time to time, the "Agreement") and is entitled to the benefits thereof. This Note is also entitled to the benefits of the Guaranties (as defined in the Agreement) and is secured by and entitled to the benefits of the Security Documents (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the C Term Loan Maturity Date, in whole or in part.

          In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                             VIDEO UPDATE, INC.

                      ASSIGNMENT AND ASSUMPTION AGREEMENT
                      -----------------------------------

                                                            Date __________,____

          Reference is made to the Credit Agreement described in Item 2 of Annex I hereto (as such Credit Agreement may hereafter be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Unless defined in Annex I hereto, terms defined in the Credit Agreement are used herein as therein defined. ___________ (the "Assignor") and __________ (the "Assignee") hereby agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I hereto (the "Assigned Share") of all of the outstanding rights and obligations under the Credit Agreement relating to the Tranches listed in Item 4 of Annex I hereto, including, without limitation,
(t) in the case of any assignment of outstanding A Term Loans, all rights and obligations with respect to the Assigned Share of all then outstanding A Term Loans, (u) in the case of any assignment of outstanding B Term Loans, all rights and obligations with respect to the Assigned Share of all then outstanding B Term Loans, (v) [in the case of any assignment of all or any portion of the Total C Term Loan Commitment, all rights and obligations with respect to the Assigned Share of the Total C Term Loan Commitment, (w)]/1/ in the case of any assignment of outstanding C Term Loans, all rights and obligations with respect to the Assigned Share of all then outstanding C Term Loans, (x) in the case of any assignment of all or any portion of the Total Capital Expenditure Loan Commitment, all rights and obligations with respect to the Assigned Share of the Total Capital Expenditure Loan Commitment and of the Capital Expenditure Loans relating thereto, (y) in the case of any assignment of outstanding Capital Expenditure Loans not accompanied by an assignment of a Capital Expenditure Loan Commitment (which may only occur after the termination of the Total Capital Expenditure Loan Commitment), all rights and obligations with respect to the Assigned Share of all then outstanding Capital Expenditure Loans, and (z) in the case of any assignment of all or any portion of the Total Revolving Loan Commitment, all rights and obligations with respect to the Assigned Share of the Total Revolving Loan Commitment and of the Revolving Loans and Letters of Credit Outstandings relating thereto. After giving effect to such sale and assignment, the Assignee's [C Term Loan Commitment,] [Revolving Loan Commitment,] [Capital Expenditure Loan Commitment,] [and the amount of the outstanding A Term Loans, B Term Loans, C Term Loans and Capital Expenditure Loans owing to the Assignee] will be as set forth in Item 4 of Annex I hereto.

________________________
/1/ Include bracketed language only in Assignment and Assumption Agreements entered into prior to the termination of the Total C Term Loan Commitment.

          2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the Credit Parties or the performance or observance by the Credit Parties of any of their obligations under the Credit Agreement or the other Credit Documents to which they are a party or any other instrument or document furnished pursuant thereto.

          3. The Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Transferee under the Credit Agreement; (iv) appoints and authorizes the Agent and the Collateral Agent to take such action as agent and collateral agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Agent and the Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto; [and] (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; [and (vi) to the extent legally entitled to do so, attaches the forms described in Section 13.04(b) of the Credit Agreement.]/2/

          4. Following the execution of this Assignment and Assumption Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Agent. The effective date of this Assignment and Assumption Agreement shall be the first date upon which each of the following conditions shall have been satisfied: (i) the execution hereof by the Assignor and the Assignee, (ii) the receipt of the consent of the Agent pursuant to Section 13.04(b) of the Credit Agreement and
(iii) receipt by the Agent of the assignment fee referred to in such Section 13.04(b) (the "Settlement Date").

          5. Upon the delivery of a fully executed original hereof to the Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Bank thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

______________________
/2/ If the Assignee is organized under the laws of a jurisdiction outside the United States.

          6. It is agreed that the Assignee shall be entitled to (x) all interest on the Assigned Share of the Loans at the rates specified in Item 6 of Annex I; (y) all Commitment Commission (if applicable) on the Assigned Share of the Aggregate Unutilized Commitment at the rate specified in Item 7 of Annex I hereto; and (z) all Letter of Credit Fees (if applicable) on the Assignee's participation in all Letters of Credit at the rate specified in Item 8 of Annex I hereto, which, in each case, accrue on and after the Settlement Date, such interest and, if applicable, Commitment Commission and Letter of Credit Fees, to be paid by the Agent directly to the Assignee. It is further agreed that all payments of principal made on the Assigned Share of the Loans which occur on and after the Settlement Date will be paid directly by the Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the respective Loans made by the Assignor, and the Assignee's share of any Letter of Credit Outstanding incurred pursuant to the Credit Agreement which are outstanding on the Settlement Date, net of any closing costs, and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves on the Settlement Date.

          7. THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Assignment and Assumption Agreement, as of the date first above written, such execution also being made on Annex I hereto.

Accepted this _____ day                 [NAME OF ASSIGNOR],
of _______, ____                          as
Assignor

                                        [NAME OF ASSIGNEE],
                                          as Assignee

Acknowledged and Agreed:

PARIBAS, as Agent

                 ANNEX TO ASSIGNMENT AND ASSUMPTION AGREEMENT
                 --------------------------------------------

     1.   Borrower: Video Update, Inc.

     2.   Name and Date of Credit Agreement:

          Credit Agreement, dated as of March 6, 1998, among the Borrower, the Banks from time to time party thereto and Paribas, as Agent.

     3.   Date of Assignment Agreement:

     4.   Amounts (as of date of item #3 above):

                                                                                                               Outstanding
                                                                               Total       Total Capital       Principal of
           Outstanding     Outstanding     Outstanding         Total         Revolving      Expenditure          Capital
           Principal of    Principal of    Principal of      C Term Loan       Loan           Loan             Expenditure
           A Term Loans    B Term Loans    C Term Loans     Commitment/3/    Commitment     Commitment            Loans
           ------------    ------------    ------------     -------------    -----------    ----------            -----
a. Aggre-
   gate
   Amount
   for
   all
   Banks   $___________    $___________    $___________     $___________     $__________    $_________         $___________


b. Assigned
   Share
   /4/     ____________%   ____________%   ____________%    ____________%    ___________%   __________%        ____________%


c. Amount
   of
   Assigned
   Share   $___________    $___________    $___________     $___________     $__________    $_________         $___________

     5.   Settlement Date:

     6.   Rate of Interest    As set forth in Section 1.08 of the Credit
          to the Assignee:    Agreement (unless otherwise agreed to by the
                              Assignor and the Assignee)/5/

     ___________________________
     /3/ Insert column in the case of Assignment and Assumption Agreements executed prior to the termination of the Total C Term Loan Commitment.

     /4/   Percentage taken to 12 decimal places.

     /5/ The Borrower and the Agent shall direct the entire amount of the interest to the Assignee at the rate set forth in Section 1.08 of the Credit Agreement, with the Assignor and Assignee effecting the agreed upon sharing of the interest through payments by the Assignee to the Assignor.

7.   Commitment Commission    As set forth in Section 3.01(a) of the Credit
     to the Assignee:         Agreement (unless otherwise agreed to by the
                              Assignor and the Assignee)/6/

8.   Letter of Credit         As set forth in Section 3.01(c) of the Credit
     Fees to the Assignee:    Agreement (unless otherwise agreed to by the
                              Assignor and the Assignee)/7/

9.   Notice:

10.  Payment Instructions:


Accepted and Agreed:

[NAME OF ASSIGNEE]                      [NAME OF ASSIGNOR]

By_______________________               By______________________
  _______________________                 ______________________
  (Print Name and Title)                  (Print Name and Title)


_______________________
/6/ Insert "Not Applicable" in lieu of text if no portion of the Total Revolving
    Loan Commitment, the Total Capital Expenditure Loan Commitment or the Total C Term Loan Commitment is being assigned. Otherwise, the Borrower and the Agent shall direct the entire amount of the Commitment Commission to the Assignee at the rate set forth in Section 3.01(a) of the Credit Agreement, with the Assignor and the Assignee effecting the agreed upon sharing of Commitment Commission through payment by the Assignee to the Assignor.

/7/ Insert "Not Applicable" in lieu of text if no portion of the Total Revolving
    Loan Commitment is being assigned. Otherwise, the Borrower and the Agent shall direct the entire amount of the Letter of Credit Fees to the Assignee at the rate set forth in Section 3.01(c) of the Credit Agreement, with the Assignor and the Assignee effecting the agreed upon sharing of Letter of Credit Fees through payment by the Assignee to the Assignor.

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

                          VIDEO UPDATE, INC.

                          PARIBAS,
                            Individually and as Agent

                          /s/ CAROLINA FIRST BANK

                          /s/ BANK AUSTRIA CREDITANSTALT CORPORATE FINANCE, INC.

                          /s/ FIRST SOURCE FINANCIAL LLP
                              By: First Source Financial, Inc., its
                              Agent/Manager

                          /s/ FLEET NATIONAL BANK

                          /s/ MERRILL LYNCH PRIME RATE PORTFOLIO

                              By: Merrill Lynch Asset Management,
                              L.P., as Investment Advisor

                          /s/ PPM AMERICA, INC. as attorney in fact,
                              on behalf of Jackson National Life Insurance
                              Company

                          /s/ BOEING CAPITAL CORPORATION

                          /s/ KEY CORPORATE CAPITAL INC.

                          /s/ PARIBAS CAPITAL FUNDING LLC

                          /s/ THE BANK OF NOVA SCOTIA

                          /s/ ML CLO XIX STERLING (CAYMAN) LTD.

                              By: Sterling Asset Manager, L.L.C. as its
                              Investment Advisor

                          /s/ KZH STERLING LLC

          Each of the undersigned, each being a Subsidiary Guarantor under, and as defined in, the Credit Agreement referenced in the foregoing Seventh Amendment, hereby consents to the entering into of the Seventh Amendment, and agrees to the provisions thereof (including without limitation, Sections 6 and 7 of Part II thereof).

                                 /s/ MOOVIES, INC.

                                 /s/ TINSELTOWN VIDEO, INC.

                                 /s/ WILLIAMS VIDEO, INC.

                                 /s/ MOOVIES OF THE CAROLINAS, INC.

                                 /s/ MOOVIES OF GEORGIA, INC.

                                 /s/ MOOVIES OF IOWA, INC.

                                 /s/ MOOVIES OF MICHIGAN, INC.

                                 /s/ MOVIE WAREHOUSE FRANCHISE SYSTEMS, INC.

                                 /s/ E.C.6., INC.

                                 /s/ SONI, INC.

                                 /s/ PQ3, INC.

                                 /s/ SNO, INC.

                                 /s/ GBO, INC.

                                 /s/ D-SKIPPY, INC.

                                 /s/ DCO, INC.

                                 /s/ PTO, INC.

                                 /s/ THE MOVIE STORE, INC. #2

                                 /s/ THE MOVIE STORE III, INC.

                                 /s/ ALPHARETTA MEDIA ASSOCIATES, INC.

                                 /s/ VIDEO UPDATE CANADA INC.

                                 /s/ 24 HOUR ENTERTAINMENT GROUP LTD.

                                 /s/ 24 HOUR ENTERTAINMENT LEASING LTD.

                                 /s/ 1137239 ONTARIO LIMITED

                                 /s/ RIO MEDIA ASSOCIATES, INC.

                                 /s/ PIC-A-FLICK OF GREENVILLE, INC.